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                                                                    Exhibit 10.9

                          REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement, dated as of November 28, 2000 (this "Registration Rights Agreement" or "Agreement") by, between, and among SELECT MEDIA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York ("Company"), having an office located at 666 Third Avenue, Thirty-second Floor, New York City, NY 10017, and John Servidio (collectively, "Option Holder").

                                    RECITALS

    WHEREAS, Betelgeuse Production, L.L.C., a Delaware limited liability company organized and existing under the laws of the State of Delaware ("Seller"), having an office located at 44 E. 32nd Street, Penthouse, New York City, NY 10016, operates a post production facility (the "Business"), which Business has its principal office located at 44 E. 32nd Street, Penthouse, New York City, NY 10016.

    WHEREAS, Company and Seller have entered into an Asset Purchase and Sale Agreement dated as of November 28, 2000 (the "Asset Purchase Agreement") pursuant to which, among other things, Company and John Servidio have agreed to enter into an Employment Agreement dated as of November 28, 2000 ("Employment Agreement")

    WHEREAS, Pursuant to the Asset Purchase Agreement and the Employment Agreement, Company and John Servidio have executed and delivered a Stock Option Agreement dated as of November 28, 2000 (the "Stock Option Agreement"), pursuant to which, Company has agreed to grant to John Servidio, stock options with respect to Company's common stock (the "Options").

    WHEREAS, Pursuant to the Employment Agreement and the Stock Option Agreement, Company has agreed to register the shares issuable upon exercise of the Options in accordance with the terms and conditions set forth in this Registration Rights Agreement.

    NOW, THEREFORE, intending to be legally bound, in accordance with the terms and conditions set forth in this Registration Rights Agreement, having determined that it is in their best interest to execute and deliver this Registration Rights Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Optionholders and Company agrees as follows:

1   DEFINITIONS.

   1.1 GENERAL DEFINITIONS. Unless the context of this Registration Rights Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the use of any gender shall be applicable to all genders, the part includes
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the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or". Unless otherwise expressly stated, the words "hereof", "herein", "hereby", "hereunder", and other similar terms in this Registration Rights Agreement refer to this Registration Rights Agreement as a whole and not exclusively to any particular provision of this Registration Rights Agreement.

   1.2 SPECIFIC DEFINITIONS. Terms defined in Recitals above shall have the meanings set forth therein and such Recitals, by this reference, are incorporated in and made a part of this Section 1 and this Registration Rights Agreement. Capitalized terms used and not otherwise defined in this Registration Rights Agreement shall have the meanings set forth in the Asset Purchase Agreement.

"ACT" means the Securities Act of 1933, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

"BUSINESS DAY" means a day on which the New York Stock Exchange is open for business.

"EXPIRATION DATE" shall mean the fourth anniversary of the date of this Registration Rights Agreement.

"INDEMNIFIED PERSONS" shall have the meaning given in Section 8.

"MAXIMUM AMOUNT" shall have the meaning given in Section 5.

"NASDAQ" means the Nasdaq National Market of The Nasdaq Stock Market.

"OPTIONS" shall mean the options granted to San Domenico and John Servidio, respectively, pursuant to the Consulting and Non-Competition Agreement and the Employment Agreement entered into with the Company.

"PRIORITY" shall have the meaning given in Section 5.

"REGISTERABLE SHARES" means the Shares issuable to Optionholders upon exercise of the Options covered by this Registration Rights Agreement.

"REGISTRATION" shall mean registration under the Act pursuant to Section 2.

"REGISTRATION EXPENSES" shall have the meaning given in Section 4.

"REGISTRATION REQUEST" means a written request to Company pursuant to Section 2 for the registration of Registerable Shares pursuant to the Act.

"SELLER" shall have the meaning set forth in the Recitals to this Registration
    Rights Agreement.


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"SELLING EXPENSES" shall have the meaning given in Section 4.

"SHARES" shall have the meaning set forth in the Recitals to this Registration
    Rights Agreement.

"SEC" means the Securities and Exchange Commission.

2   REGISTRATION.

    If at any time on and after the second anniversary of the date of this Registration Rights Agreement but on or before the Expiration Date, Company proposes to register its securities under the Act for sale to the public by Company or any other person, except as otherwise provided in Section 6, Company shall, not less than twenty (20) days prior to the proposed date of filing of a registration statement under the Act, give written notice to the Optionholders of its intention to do so. If the Company receives a Registration Request from any Optionholder given within ten (10) days after Company's notice under this
Section 2, Company, subject to the conditions and limitations of Section 3, will use its best efforts to cause the Registerable Shares covered by Registration Request to be so registered under the Act in the proposed registration statement if the proposed registration statement becomes effective, but Company shall have no obligation to cause, or use any efforts to cause, any such registration statement to become effective. A Registration Request from any such holder shall state the number of Registerable Shares to be registered and the intended plan of distribution thereof. Registerable Shares covered by a Registration Request shall be sold pursuant to the same plan of distribution that applies to the majority of the other Shares covered by such registration statement, except to the extent that Company otherwise agrees in writing.

3   REGISTRATION PROCEDURES AND PURCHASE ALTERNATIVE.

    If Company is required by the provisions of Section 2 to effect Registration of any shares of Registerable Shares, Company will as promptly as practicable:

    (a) Comply with Rule 424 under the Act relating to filing of prospectuses and furnish to each Optionholder and to each underwriter such number of conformed copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale of the Registerable Shares covered by such registration statement;

    (b) If the offering is to be underwritten, Company and each seller of Registerable Shares shall enter into a written agreement with any managing underwriter selected in the manner herein provided in such form and containing such provisions


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        as are satisfactory to Company and such seller of Registerable Shares, and as are customary in the securities business for such an arrangement between such underwriter, such seller, and corporations of Company's size and investment stature.

    (c) Give the selling Optionholders of Registerable Shares five (5) days' advance notice of its anticipated filing date of the registration statement and amendments thereto.

If, after a registration statement becomes effective, Company notifies the Optionholders who own Registerable Shares covered by such registration statement that Company considers it appropriate for the registration statement to be amended or supplemented, the Optionholders who own such Registerable Shares shall suspend any further sales of their Registerable Shares until Company advises them that the registration statement has been amended or supplemented. Company may give such advice if there exists at any time material non-public information relating to Company that, in the reasonable opinion of Company's Board of Directors, would be prejudicial to Company or its shareholders to be disclosed at that time.

    In connection with each registration under this Registration Rights Agreement, each seller of Registerable Shares will (i) furnish promptly to Company in writing such information with respect to themselves and the proposed distribution by each seller as reasonably shall be requested by Company in order to assure compliance with federal and applicable state securities laws, and (ii) comply with all applicable rules promulgated by the SEC or any securities exchange (including NASDAQ).

4   EXPENSES.

     All expenses incurred by Company in complying with Sections 2 and 3, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of securities exchanges or the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of Registerable Shares being registered are called "Selling Expenses." Company will pay all Registration Expenses. All Selling Expenses shall be borne by the participating sellers, in proportion to the number of Registerable Shares sold by each unless they otherwise agree among themselves.


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5   MARKETING ARRANGEMENTS.

    If (i) the offering proposed to be made pursuant to Section 2 hereof is to be an underwritten public offering, and (ii) the managing underwriter of such public offering furnishes a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (the "Maximum Amount") as specified in such opinion, that can be marketed at a price reasonably related to the then current market value of such securities or the anticipated market price, if no trading market then exists, and without materially and adversely affecting such offering or the trading market for Shares, then Company, the Optionholders and other holders of Shares desiring to register their Shares by such registration shall have a right to participate in such offering in the following order of priority (a "Priority") until the number of Shares included in the offering reaches the Maximum Amount, and no additional Shares will be included in the registration statement.

    FIRST PRIORITY shall be to Company for Shares to be sold for the account of Company.

    SECOND PRIORITY shall be to shareholders who have made a Registration Request for a Demand Registration pursuant to a legal, valid, and binding Registration Rights Agreement, whether now or hereafter duly executed and delivered by the Company.

    THIRD PRIORITY shall be to holders of Shares who have a contractual right granted to such holder on or prior to the date hereof to have their Shares registered pursuant to Registration or incidental rights on terms comparable to
Section 2 (in a registration statement that such holders do not have a right to initiate), including shareholders who have Registration Rights under this Registration Rights Agreement.

    FOURTH PRIORITY shall be to all other holders of Shares in any sequence that may be agreed upon among the holders of such Shares and/or Company.

    To the extent that some but not all of the Shares owned by persons within any of the Priorities listed above are not included within the Maximum Amount, the Shares to be included in the registration statement shall be allocated pro rata to holders in such Priority in proportion to the respective numbers of Shares each such person in such Priority wishes to include in the registration statement.

6   EXCEPTIONS TO COMPANY'S OBLIGATIONS.

     The right to Registration shall not apply, unless Company otherwise agrees in writing, to any registration statement:

    (a) To be filed on a registration form which is unavailable for the registration of


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       Registerable Shares;

    (b) Relating primarily to Shares to be offered pursuant to (i) an employee benefit plan, or (ii) a dividend or interest reinvestment plan (including such a plan that has an open enrollment or cash investment feature);

    (c) Relating to Shares to be issued in the acquisition of another business, through a merger, consolidation, exchange of securities, or otherwise;

    (d) Relating to Company securities to be issued for a consideration other than solely cash;

    (e) Relating to Company securities to be offered primarily to existing security holders of Company, through a "rights offering" or otherwise;

    (f) Relating primarily to Company securities to be issued on the exercise of options, warrants, and similar rights, or on the conversion or exchange of other securities, issued by Company or any other person;

    (g) Relating solely to debt securities of Company, including debt securities that are convertible or exchangeable for equity securities of Company.

7   TERMINATION OF REGISTRATION RIGHTS.

     Notwithstanding the foregoing provisions, Company's obligation to register Registerable Shares under this Registration Rights Agreement shall terminate as to any particular Registerable Shares (a) on the Expiration Date, (b) when such Registerable Shares have been sold in an offering registered under the Act or in a sale exempt from registration under the Act, or (c) when a written opinion, to the effect that such Registerable Shares may be sold without registration and without limitation under the Act or applicable state law, shall have been received from counsel for Company which counsel is reasonably acceptable to the owner of such Registerable Shares.

8   INDEMNIFICATION.

  (a) In the event of any registration of Registerable Shares under the Act pursuant to this Agreement, Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registerable Shares covered by such registration statement, each person or entity that participates as an underwriter in the offering or sale of such securities, each officer, director or partner of such underwriter, and each other person, if any, who controls such seller or any such underwriter within the meaning of the Act (collectively, the "Indemnified Persons"), against any and all losses, claims, damages or liabilities, joint


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        or several, and expenses (including fees of counsel and any amounts paid in any settlement effected with Company's consent, which consent shall not be unreasonably withheld) to which such Indemnified Persons may become subject under the Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which Registerable Shares were registered under the Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
        (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by Company of any federal or state rule or regulation applicable to Company and relating to action required of or inaction by Company in connection with any such registration. Company will reimburse Indemnified Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Notwithstanding the foregoing, Company shall not be liable to any Indemnified Person to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Company by or on behalf of any such Indemnified Person, for use in the preparation of the registration statement or
        (ii) the failure of any such Indemnified Person to comply with any legal requirement applicable to any such Indemnified Person to deliver a copy of a prospectus or any supplements or amendments thereto after Company has made such documents available to such persons, and it is established that delivery of such prospectus, supplement or amendment would have cured the defect giving rise to such loss, claim, damage, liability or expense. Such indemnity and reimbursement of expenses shall remain in full force and effect following the transfer of Registerable Shares by such seller.

    (b) Company, as a condition to including any Registerable Shares in any registration statement filed in accordance with this Registration Rights Agreement, shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registerable Shares and any underwriter, to indemnify and hold


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        harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 8) Company and its directors and officers and each person controlling Company within the meaning of the Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling persons with respect to any statement or alleged statement in or omission from such registration statement, any preliminary, final, or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Company or its representatives by or on behalf of such seller or underwriter for use in the preparation of such registration statement; provided, however, that the aggregate amount which any such seller or prospective seller shall be required to pay pursuant to such undertaking shall be limited to the amount of the net proceeds received by such person upon the sale of the Registerable Shares pursuant to the registration statement giving rise to such claim.

    (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and provided further that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim or to employ counsel reasonably satisfactory to such indemnified party; and provided further, that the indemnified parties shall have the right to employ one counsel to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists in respect of such claim,


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        and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and provided further, that if, in the reasonable judgment of any of the indemnified parties, a conflict of interest between such indemnified parties and any other indemnified parties exists in respect of such claims, such indemnified parties shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnified party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party will be liable for any settlement effected without its prior written consent.

    (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under the preceding clauses, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in clause (a) and (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
        Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 8. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in this clause (c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof which is the subject of this Section 8). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (e) The provisions of this Section 8 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain in full force and effect following the transfer of the Registerable Shares by any such party.


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9 COMPLIANCE WITH RULE 144.

     At the request of any holder of Registerable Shares who proposes to sell Registerable Shares in compliance with Rule 144 under the Act, or any similar Rule, Company shall (a) furnish to such holder a written statement as to its compliance with the filing requirements of the SEC as set forth in such Rule and
(b) make such additional filings with the SEC as will enable the Shareholders to make sales of Registerable Shares pursuant to such Rule.

10   MISCELLANEOUS.

  10.1 BINDING EFFECT AND BENEFIT. This Registration Rights Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that the obligation to register Registerable Shares shall be enforceable by direct or remote transferees of Registerable Shares now owned by the Optionholders only if the transfer results from the death of any person, a gift made without consideration, or the transfer of all or substantially all of the assets of an entity, by merger, consolidation, asset sale, or otherwise. Without limiting the foregoing, any transferee of Registerable Shares must agree in writing to be bound by the provisions of Section 5 of this Registration Rights Agreement.

   10.2 COMMUNICATIONS FROM OPTIONHOLDERS. If Shares are owned of record jointly by two or more persons, Company may rely on any communication signed by one such person. Company may ignore communications given by persons who purport to own Registerable Shares beneficially unless such communications are confirmed by a record owner, and it may ignore any communications from a record owner that conflict with previously received communications from another person who is at the relevant time also a record owner of the same Registerable Shares.

   10.3 INTEGRATION. This Registration Rights Agreement and the other documents specifically referred to in this Registration Rights Agreement contain the entire agreement between the Optionholder and Company relating to the subject matter of this Registration Rights Agreement and supersedes all oral statements and prior writings with respect thereto, except such oral statements and prior writings relating to the financial condition or business prospects of Optionholder.

    10.4 TIME IS OF THE ESSENCE. Time is of the essence with regard to the performance of the obligations of Seller and Company in this Registration Rights Agreement


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and each and every term, covenant, and condition in this Registration Rights
Agreement by or applicable to Seller or Company.

   10.5 HEADINGS. The headings preceding the text of the Sections of this Registration Rights Agreement are inserted solely for convenience of reference only and shall neither define nor limit the provisions of this Registration Rights Agreement nor constitute a part of this Registration Rights Agreement nor shall they affect its meaning, construction, or effect.

   10.6 AMENDMENT. This Registration Rights Agreement may not be amended, modified, changed, waived, terminated, or discharged orally, but only by an agreement in writing signed by both Optionholders and Company.

    10.7 SEVERABILITY. Wherever possible each provision of this Registration Rights Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Registration Rights Agreement shall be found to be illegal, invalid, prohibited, or unenforceable for any reason whatsoever under such law, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Registration Rights Agreement.

   10.8 COSTS, EXPENSES, AND TAXES. Each of the parties to this Registration Rights Agreement shall pay their or its own expenses in connection with this Registration Rights Agreement and the transactions contemplated thereby, including the fees and expenses of counsel, certified public accountants, or other professionals.

    10.9 GOVERNING LAW. This Registration Rights Agreement shall be governed and construed in accordance with laws of the State of New York (without giving effect to the conflicts of laws principles thereof) applicable to contracts made and to be performed in New York.

   10.10 FURTHER ASSURANCES. Each party to this Registration Rights Agreement covenants and agrees (i) to furnish all information and to make all filings required by any statute or governmental regulation (ii) to deliver any further instruments and (iii) to take any further action that may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.



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   10.11 COUNTERPARTS. This Registration Rights Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and each of which when taken together shall constitute but one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, intending to be legally bound and intending this to be a sealed instrument, Optionholders and Company have executed this Registration Rights Agreement.

JOHN SERVIDIO


------------------------------------------



SAM DOMENICO


------------------------------------------

                                          Signatures continued on following page



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SELECT MEDIA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York


                     By:
                         -------------------------------------------
                                  Name:
                                  Title:


                                                                (Corporate Seal)


Attest:

By:
   ---------------------------------------------
       Name:
       Title:



      w:\Acquisitions\SelectMedia\Betelgeuse\PiggyBackRegistrationTwo.tex

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